UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Ultratech Inc.

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Company Contacts: Ultratech, Inc. Bruce R. Wright, 408/321-8835 Senior Vice President and CFO

Investor Relations: The Blueshirt Group Suzanne Schmidt, 415/217-4962 suzanne@blueshirtgroup.com Melanie Solomon, 415/217-4964 melanie@blueshirtgroup.com	Media Relations: Joele Frank, Wilkinson Brimmer Katcher Steve Frankel / Nick Leasure 212/355-4449

Ultratech Comments on Glass Lewis Report

Urges Stockholders to Vote “FOR” All Seven of the Company’s Nominees on the WHITE Proxy Card Today

SAN JOSE, Calif., July 6, 2016 — Ultratech, Inc. (Nasdaq: UTEK), a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), as well as atomic layer deposition (ALD) systems, today issued the following statement in response to a July 5, 2016 report by Glass Lewis & Co. (“Glass Lewis”) regarding the election of directors to Ultratech’s Board of Directors at the Company’s 2016 Annual Meeting of Stockholders, to be held on July 19, 2016.

Ultratech strongly believes that Glass Lewis reached the wrong conclusion in failing to recommend that stockholders vote “FOR” all seven of Ultratech’s experienced and highly-qualified director nominees. We believe Glass Lewis’ analysis is flawed and reflects a fundamental misunderstanding of Ultratech’s business and performance, as well as the cyclical nature of its industry. We encourage stockholders to look closely at the facts.

Ultratech’s Board and management team are actively and effectively executing a strategic plan to enhance stockholder value – a fact that Glass Lewis incorrectly attributes entirely to Neuberger’s involvement. The Company’s highly qualified and experienced director nominees are best positioned to continue overseeing this plan given their significant and relevant experience in the semiconductor industry as well as their strong track records of execution. Additionally, Ultratech has already committed to a Board refreshment process – beginning with the nomination of Dr. Paramesh Gopi, President and Chief Executive Officer of Applied Micro – by adding a highly qualified director candidate for each of the following two to three years.

Given Glass Lewis’ lack of understanding of the key facts, Ultratech’s Board and senior management are available to speak with any and all stockholders to offer context and answer questions about the Company’s strategy, performance and corporate governance.

We strongly urge Ultratech stockholders to protect the value of their investment by voting “FOR” all seven of the Company’s director nominees on the WHITE proxy card today.

Ultratech stockholders are reminded that their vote is extremely important, no matter how many or few shares they own. The Ultratech Board unanimously recommends that stockholders vote on the WHITE proxy card “FOR” all seven of the Company’s highly qualified and experienced director nominees - Arthur W. Zafiropoulo, Michael Child, Paramesh Gopi, Nicholas Konidaris, Dennis R. Raney, Henri Richard and Rick Timmins.

Whether or not stockholders plan to attend the 2016 Annual Meeting, they have an opportunity to protect their investment in Ultratech by voting the WHITE proxy card. Ultratech urges stockholders to vote today by telephone, by Internet or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided. Stockholders may receive an opposing proxy statement and gold proxy card, as well as letters or other proxy solicitation materials from Neuberger Berman. Please do not return or otherwise vote any proxy card sent by Neuberger Berman.

For more information, please visit Ultratech’s investor relations website at http://ir.ultratech.com.

Every Vote Is Important, No Matter How Many Or How Few Shares Stockholders Own.

Please vote the WHITE proxy card TODAY. If stockholders have any questions or require any assistance with voting your shares or if you need additional copies of the proxy materials, please contact:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Stockholders May Call Toll-Free: (800) 252-8173

Banks & Brokers May Call: (212) 269-5550

About Ultratech

Ultratech, Inc. (Nasdaq: UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: front-end semiconductor, back-end semiconductor, and nanotechnology. The Company is the leading supplier of lithography products for bump packaging of integrated circuits and high-brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition, the Company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

Important Additional Information

In connection with the solicitation of proxies, Ultratech, Inc. (“Ultratech”) has filed with the Securities and Exchange Commission (the “SEC”), a definitive proxy statement and other relevant documents concerning the proposals to be presented at Ultratech’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The proxy statement contains important information about Ultratech and the 2016 Annual Meeting. In connection with the 2016 Annual Meeting, Ultratech has mailed the definitive proxy statement to stockholders. In addition, Ultratech files annual, quarterly and special reports, proxy statements and other information with the SEC. You are urged to read the proxy statement and other information because they contain important information about Ultratech and the proposals to be presented at the 2016 Annual Meeting. These documents are available free of charge at the SEC’s website (www.sec.gov) or from Ultratech at our investor relations website (http://ir.ultratech.com). The contents of any websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

Ultratech and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Ultratech’s stockholders in connection with the election of directors and other matters to be proposed at the 2016 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by Ultratech with the SEC.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “anticipates,” “expects,” “remains,” “thinks,” “intends,” “believes,” “estimates,” and similar expressions and include management’s current expectation of its longer term prospects for success. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; reliability and technical acceptance of our products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; improvements, including in cost and technical features, of competitors’ products; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; customer and product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; and other factors described in our SEC reports including our Annual Report on Form 10-K filed for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q filed for the quarterly period ended April 2, 2016. Due to these and other factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

(UTEKF)